Exhibit 99.B(d)(74)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Legg Mason Capital Management, Inc.

Dated August 1, 2008, as amended September 25, 2009

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Growth Fund

Large Cap Value Fund

Tax-Managed Large Cap Fund

Large Cap Diversified Alpha Fund

Large Cap Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Legg Mason Capital Management, Inc.

Dated August 1, 2008, as amended September 25, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Growth Fund	X.XX	%
Large Cap Value Fund	X.XX	%
Tax-Managed Large Cap Fund	X.XX	%
Large Cap Diversified Alpha Fund	X.XX	%
Large Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Legg Mason Capital Management, Inc.

By:	By:

/s/ Aaron C. Buser	/s/ Nicholas C. Milano

Name:	Name:

Aaron C. Buser	Nicholas C. Milano

Title:	Title:

Vice President	Chief Compliance Officer